Exhibit 99.2

Investor Presentation October 29, 2020

This presentation contains forward - looking statements within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . This includes, without limitation, financial guidance and projections and statements with respect to expectations of the Company’s future financial condition, results of operations, cash flows, plans, targets, goals, objectives, performance, growth potential, competitive position and business ; the Company’s strong foothold in the off - premise channel supporting the business in the COVID - 19 environment ; the Company’s ability to successfully reopen its dining rooms ; the opportunity for additional domestic and foreign locations and licensees and territories ; target returns for new restaurant openings ; performance of international licensed locations ; the acquisitions of North Italia and Fox Restaurant Concepts (“FRC”) ; FRC as an incubation engine ; steady - state restaurant level margins and anticipated unit growth roadmap . Such forward - looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions . These statements are based on the Company’s current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements . These forward - looking statements also may be affected by various factors control including : the rapidly evolving nature of the COVID - 19 pandemic and related containment measures, including the potential for a complete shutdown of the Company’s restaurants, international licensee restaurants and the Company’s bakery operations ; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands ; economic, public health and political conditions that impact consumer confidence and spending, including the impact of the COVID - 19 pandemic and other health epidemics or pandemics on the global economy ; acceptance and success of The Cheesecake Factory in international markets ; acceptance and success of North Italia and the FRC concepts, Social Monk Asian Kitchen and other concepts ; the risks of doing business abroad through Company - owned restaurants and/or licensees ; foreign exchange rates, tariffs and cross border taxation ; changes in unemployment rates ; changes in laws impacting the Company’s business, including laws and regulations related to COVID - 19 impacting restaurant operations and customer access to off - and on - premise dining ; increases in minimum wages and benefit costs ; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords ; unanticipated costs that may arise in connection with a return to normal course of business including potential negative impacts from furlough actions ; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company ; the timing of the resumption of the Company’s new unit development ; compliance with debt covenants ; strategic capital allocation decisions including share repurchases and dividends ; the ability to achieve projected financial results ; economic and political conditions that impact consumer confidence and spending ; impact of tax reform legislation ; adverse weather conditions in regions in which the Company’s restaurants are located ; factors that are under the control of government agencies, landlords and other third parties ; the risk, costs and uncertainties associated with opening new restaurants ; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”) . Forward - looking statements speak only as of the dates on which they are made and the Company undertakes no obligation to publicly update or revise any forward - looking statements or to make any other forward - looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law . Investors are referred to the full discussion of risks and uncertainties associated with forward - looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10 - K, Quarterly Reports on Form 10 - Q and Current Reports on Form 8 - K as filed with the SEC, which are available at www . sec . gov . Safe Harbor Statement 2

Initial Response to COVID - 19 3 • Pivoted very quickly to maximize sales, manage costs and preserve cash • Shifted to an off - premise only model in March – began reopening dining rooms in mid - May • Eliminated non - essential spending and suspended new unit development – resumed new unit development on a limited basis during 3Q20 • Reduced board, executive and corporate support staff compensation – restored compensation during 3Q20 • Made difficult decision to furlough a significant number of staff members – during 3Q20, called back to work a majority of staff members who were previously furloughed • Increased liquidity with $200 million convertible preferred equity – ended 3Q20 with cash balance of $244 million • Amended credit facility to provide for certain covenant relief through 1Q21 • Suspended dividend on common stock and share repurchases

Managing Through COVID - 19 4 • Have taken a deliberate approach in our dining room reopening strategy as the health and safety of our teams and guests remain our top priority • Secured PPE; implemented additional safety protocols; and made a number of operational changes and technology upgrades, including contactless menu & payment technology and text paging, in order to help ensure the best and safest possible experiences for our guests and staff • Strategic decision to maintain our restaurant management teams has enabled us to reopen our dining rooms effectively • Leveraging our large restaurant footprints, patio space and flexible seating layouts, we have captured meaningful sales levels at Cheesecake Factory restaurants despite capacity restrictions • Locations with partially reopened indoor dining rooms have recaptured, on average quarter - to - date through October 27th, approximately 90 % of prior year annualized sales levels • Quarter - to - date through October 27th, we continued to maintain nearly 90 % of elevated COVID off - premise sales at Cheesecake Factory restaurants with partially reopened dining rooms • Restaurants in jurisdictions with outdoor dining - only restrictions were doing volumes of over 90%, on average quarter - to - date through October 27th, of Cheesecake Factory locations with indoor dining rooms partially open

Sustained Off - Premise Sales Strength 5 ($ millions) ~$4 2019 Early COVID Off-Prem QTD Through October 27th Off - Premise Only $1.7 1.4% 1.8% 2.1% 1.3% 1.5% 1.5% 1.8% 2.5% 2.2% 2.4% 0.8% 0.7% 0.7% 0.7% 0.7% 0.7% 0.7% 0.6% 0.5% 0.5% 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Annual Restaurant Unit Growth US Population Growth We Believe Stable, Agile Brands With Scale Will Be Best Equipped to Weather Volatility 5 Potential Industry Rationalization Shifting Industry Dynamics “ ” “ Large chains and well - funded restaurant groups have the resources to ride out a protracted shutdown , but the independent restaurants that make up about two - thirds of the American dining landscape – noodle shops, diners and that charming urban restaurant that always had a line out the door – may not survive . ” - New York Times, March 20, 2020 Quick Service 1 Casual Dining 1 Sources: 1 Morgan Stanley Report April 6, 2020; 2 Bureau of Labor Statistics; 3 U.S. Census; 4 Bureau of Labor Statistics; Bankrate's Third - Quarter Economic Indicator survey, September 2020; 5 Annualized average unit volumes based on average weekly sales in each period; Since re - openings began, The Cheesecake Factory restaurants h ave maintained ~90%, on average, of elevated COVID off - premise sales in restaurants with partially reopened dining rooms Increased Supply Eases Labor Pressure 4 Potential Labor Pressure Easing Increased Consumer Emphasis On Off - Premise “ Off - premise will likely continue its rise in importance, even after the pandemic” - Technomic, April 24, 2020 ” “ Independents 86% Chains 14% Independents 36% Chains 64% 3 2 “ ” “...the restaurant industry’s return to pre - coronavirus employment levels will likely be measured in years and not months .” - National Restaurant Association, October 2,2020 All Locations Maintained ~90% 0% 5% 10% 15% Jan-00 Jan-01 Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10 Jan-11 Jan-12 Jan-13 Jan-14 Jan-15 Jan-16 Jan-17 Jan-18 Jan-19 Jan-20 US Unemployment Rate 2021 Average Forecast: 7% September 2020 U.S. Unemployment: 7.9% Food Services Unemployment: 16.4%

• Experiential dining category leader with diversified growth drivers • Leveraging the Company’s strong foothold in the off - premise channel to support the business in the COVID - 19 environment • Durable business over time - sustained track record of consistent financial performance • Historically robust cash flow provides several levers to support long - term growth Investment Highlights 6

The Cheesecake Factory - Global Footprint 7 High quality, high profile locations worldwide Company - Owned: 205 Toronto International – Licensed: 26 Mexico City (3) Guadalajara Saudi Arabia (4) UAE (6) Kuwait (3) Qatar (3) Bahrain (1) Shanghai Hong Kong Beijing Monterrey Macau

Breadth of Menu & Innovation Ambiance, Service and Hospitality The Cheesecake Factory - A Highly Differentiated Concept Best - in - Class Operational Execution Integrated Bakery 8

Breadth of Menu & Innovation are Key Competitive Advantages 250 Menu Items - Made Fresh, From Scratch 9

Dining With Us Is an Experience Ambiance, Service and Hospitality Drive Sales 10

Integrated Bakery – The “Cheesecake” Magic • Produces over 70 cheesecakes and other baked desserts • Enables creativity, quality control and supply chain efficiencies Industry - Leading Dessert Sales FY19 16% 11

Cult Status & Strong Consumer Engagement 940K followers 5M+ fans 360K followers Millions of Viewers 12 Note: Statistics as of October 29, 2020 The Cheesecake Factory’s Latest Cheesecake Flavor is Stuffed With Snickers It’s also made with BROWNIE CRUST By Megan Schaltegger I’m sure you’ve heard once or twice (or a billion times) that we’re living in unprecedented times. And while you’ve been busy perfecting your banana bread, The Cheesecake Factory has been whipping up new creations, too. A division of Vice Media LLC

Broad Consumer Demographic and Appeal With a Moderate Average Check Highest Unit Volumes ($ in millions) Source: Latest pre - COVID - 19 SEC 10 - K filings and company presentations 2019 #2 Top Large Chain 13 Casual Dining $10.7 $8.3 $8.1 $5.5 $5.2 $5.0 $3.7 $3.6 $3.0 $2.9 Maggianos Yard House BJ's Texas Roadhouse Olive Garden Outback LongHorn Bonefish Carrabbas $32 $29 $27 $24 $23 $22 $22 $19 $18 $17 Yard House Maggianos Bonefish Outback Carrabbas LongHorn Olive Garden Texas Roadhouse BJ's #1 Quality #2 Service #3 Ambiance

9% 12% 14% 16% 22% 79% 45% 2013 2017 2018 2019 1Q20 2Q20 3Q20 Off - Premise Sales (% of Total Revenue) Leveraging This Differentiation in the Off - Premise Channel New Takeout Packaging 14 *Annualized unit volume equivalent based on average weekly sales ~$3.7 million per restaurant* Majority of dining rooms remained closed

Further Leaning in to Convenience 15

On - Brand Marketing Campaigns Leveraging Brand Identity as a Dessert Leader and Menu Breadth to Drive Sales 16 Attain Top of Mind Status

Capitalizing on the Power of the Brand The Cheesecake Factory At Home ® 17

Best - in - Class Operational Execution and Industry - Leading Retention Average Tenure by Position 31 years 22 years 19 years 18 years 13 years 13 years Senior VP of Operations Regional Vice Presidents Area Directors of Operations Area Kitchen Operations Managers General Managers Executive Kitchen Managers “What we found is that food and beverage innovation is table stakes ; you need to do it, but it’s not sustainable,” The ironclad correlation with success? “It was GM retention . ” – Wally Doolin, Black Box Intelligence From FORTUNE. ©2020 Fortune Media IP Limited. FORTUNE 100 Best Companies to Work For is a trademark of Fortune Media IP Limited and is used under license. FORTUNE and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Licensee. 18

Looking Ahead: Post - COVID - 19 Diversified growth drivers once the restaurant industry operating environment normalizes 19 19 *The following targets assume full capacity conditions are ultimately permitted by state and local jurisdictions

An Experiential Dining Category Leader 20 Culinary forward. First class hospitality. Concepts like no other.

The Cheesecake Factory – Returns - Focused Growth Opportunity for 300 Domestic & 8 - 10 Canadian Locations Over Time Average Unit Economics* ($ millions) Sales $10.7 Restaurant - Level Margin % ~18% Cash Capex Investment $8+ Cash - on - Cash Return 20% - 25% * Illustrative example of target returns for new restaurant openings. Philadelphia 21

The Cheesecake Factory – Expanding International Licensed Presence • Anticipated continued expansion within current geographies • Potential for additional geographies with current licensees • Opportunity to add licensees and territories +1 ¢ Per Restaurant in EPS, on Average $0 Capital Expenditure Shanghai 22

Filling White Space for an On - Trend, Contemporary Italian Offering 23 • Potential for 200 domestic locations over time - 23 locations in 11 states & Washington D.C. currently • All dishes handmade from scratch daily • Serving lunch, dinner, weekend brunch & weekday happy hour • Average check: $25 - $30 • 30%+ alcohol mix FY19 Comp Sales: 6% Note: Operating metrics pre - COVID - 19

Fox Restaurant Concepts Expected to Serve as an Incubation Engine Innovating Concepts of the Future 24 Potential Growth Boutique Brands

The Future CAKE: Post-COVID-19

Diversified multi-concept across segment, price point, occasion, real estate and labor

Leveraging brand power, operational excellence, scale, supply chain and real estate development expertise

Anticipated Unit Growth Roadmap[1]	The Cheesecake Factory	NORTH ITALIA	FRC[2]
Target Size (sq. ft.)	7,500 – 10,000	5,000 - 6,500	3,500 – 15,000
Average Unit Volume	$10.7M	~$7M	Avg. $5M+
Sales/sq. ft.	~$1,000	~$1,200	~$1,000
Target Long-Term Unit Growth	~3%	~20%+	~15%
Top-Line Unit Growth Contribution	~3%	~2%	~2%
Target Restaurant-Level Margin %	~18%	~18% - 20%	~16% - 18%
Cash Capex Investment	$8M+	$3 - $3.5M	$500/sq. ft.
Target Cash-on-Cash Return	20% - 25%	35%+	25% - 30%
Sales/Investment Ratio	*Varies*	2:1	2:1

[1]Illustrative example of target returns for new restaurant openings | [2]Steady-state restaurant-level margin typically reached by year three of operations

The Cheesecake Factory 25

Track Record of Consistent Financial Performance 26

(4.2)% (6.8)% (0.6)% 4.0% 4.2% 3.3% 2.6% 4.1% 3.8% 0.4% 0.9% 2.5% (4.3)% (8.7)% (6.1)% 1.0% 2.0% (0.9)% (1.6)% 0.8% (0.4)% (2.2)% 0.5% 1.4% History of Outperforming the Industry 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Knapp - Track Index Comparable Sales - Historical 2 - year Stack 27 Industry Outperformance During Economic Downturn

28 $0.84 $1.07 $1.42 $1.64 $1.88 $2.10 $1.97 $2.37 $2.83 $2.60 $2.51 $2.61 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Capital Allocation Detail $85 $163 $128 $120 $112 $107 $135 $94 $158 $100 $163 $119 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 ¹Free cash flow defined as cash flow from operations (includes adjustment for excess tax benefit related to stock options exe rci sed in 2008 - 2016 to conform to current year presentation) less capital expenditures and investment in unconsolidated affiliates prior to the acquisition of Nor th Italia and Fox Restaurant Concepts ²2019 Capex/Investment does not include the acquisition of North Italia and Fox Restaurant Concepts Note: Please see Appendix for GAAP to Non - GAAP reconciliations and for an explanation regarding an accounting reclassification f or prior years $85 $37 $42 $77 $86 $106 $114 $154 $158 $139 $128 $99 $173 $52 $172 $101 $184 $141 $109 $146 $123 $109 $51 $13 $27 $30 $36 $42 $50 $56 $61 64,009 44,545 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Capex / Investment ² Share Repurchases Dividend WASO Durable Business Over Time Free Cash Flow¹ Adjusted Earnings Per Share ($ in millions) ($ in millions)

• Experiential dining category leader with diversified growth drivers • Leveraging the Company’s strong foothold in the off - premise channel to support the business in the COVID - 19 environment • Durable business over time - sustained track record of consistent financial performance • Historically robust cash flow provides several levers to support long - term growth Investment Highlights 29

Appendix

Non - GAAP Reconciliations In addition to the results provided in accordance with the Generally Accepted Accounting Principles (“GAAP”) in this presentation, the Company is providing non - GAAP measurements which present diluted net income per share excluding the impact of certain items and free cash flow . The non - GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of these items provides additional information to facilitate the comparison of past and present financial results. 31

Non-GAAP Reconciliation

The Cheesecake Factory Incorporated Reconciliation of Non-GAAP Financial Measures
($ in thousands, except per share data)

	Fiscal Year											
	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net income (GAAP)	$ 52,293	$ 42,833	$ 81,713	$ 95,720	$ 98,423	$ 114,356	$ 101,276	$ 116,523	$ 139,494	$ 157,392	$ 99,035	$ 127,293
After-tax impact from:												
- Impairment of assets and lease terminations	2,952	26,541	-	1,547	9,536	(561)	696	6,011	114	10,343	17,861	18,247
- Partial IRS settlement	-	-	-	(1,794)	-	-	-	-	-	-	-	-
- Unwinding of interest rate collars	-	7,421	7,376	-	-	-	-	-	-	-	-	-
- Chairman and CEO employment agreement	-	2,550	-		-	-	-	-	-	-	-	-
- Proceeds from variable life insurance contract	-	(668)	-	-	(419)	-	-	-	-	-	-	-
- Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	479	4,754	13,439
- Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(52,672)
- Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	5,270
- Acquisition-related contingent consideration and amortization expense	-	-	-	-	-	-	-	-	-	-	-	1,033
- Tax effect of adjustments (1)	(1,181)	(14,605)	(2,951)	(331)	(3,814)	224	(278)	(2,404)	(46)	(4,329)	(5,880)	3,818
- One-time tax items (2)	-	-	-	-	-	-	-	-	-	(38,525)	-	-
Adjusted net income (non-GAAP)	$ 54,064	$ 64,072	$ 86,138	$ 95,142	$ 103,726	$ 114,019	$ 101,694	$ 120,130	$ 139,562	$ 125,360	$ 115,770	$ 116,428
Diluted net income per share (GAAP)	$ 0.82	$ 0.71	$ 1.35	$ 1.64	$ 1.78	$ 2.10	$ 1.96	$ 2.30	$ 2.83	$ 3.27	$ 2.14	$ 2.86
After-tax impact from:												
- Impairment of assets and lease terminations	0.05	0.44	-	0.03	0.17	(0.01)	0.01	0.12	0.00	0.21	0.39	0.41
- Partial IRS settlement	-	-	-	(0.03)	-	-	-	-	-	-	-	-
- Unwinding of interest rate collars	-	0.12	0.12	-	-	-	-	-	-	-	-	-
- Chairman and CEO employment agreement		0.04										
- Proceeds from variable life insurance contract	-	(0.01)	-	-	(0.01)	-	-	-	-	-	-	-
- Loss on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	0.01	0.10	0.30
- Gain on investment in unconsolidated affiliates	-	-	-	-	-	-	-	-	-	-	-	(1.18)
- Acquisition-related costs	-	-	-	-	-	-	-	-	-	-	-	0.12
- Acquisition-related contingent consideration and amortization expense	-	-	-	-	-	-	-	-	-	-	-	0.02
-Tax effect of adjustments	(0.03)	(0.23)	(0.05)	-	(0.06)	0.01	-	(0.05)	0.00	(0.09)	(0.12)	0.09
-One-time tax items	-	-	-	-	-	-	-	-	-	(0.80)	-	-
Adjusted diluted net income per share (non-GAAP) (3)	$ 0.84	$ 1.07	$ 1.42	$ 1.64	$ 1.88	$ 2.10	$ 1.97	$ 2.37	$ 2.83	$ 2.60	$ 2.51	$ 2.61

(1) The tax effect assumes a tax rate based on the federal statutory rate and an estimated blended state tax rate.
(2) Fiscal 2017 includes a $38.5 million benefit to the income tax provision related to tax reform enacted in December 2017.
(3) Adjusted diluted net income per share may not add due to rounding.

The Cheesecake Factory 32

Non - GAAP Reconciliation (1) The excess tax benefit related to stock options exercised is no longer reclassified from cash flows from operating activi tie s to cash flows from financing activities in the consolidated statements of cash flows. The consolidated statements of cash flows for fiscal 201 6, 2015, 2014, 2013, 2012, 2011, 2010, 2009 and 2008 have been adjusted to conform to the current year presentation. 33 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cash flow from operations (1) 170$ 200$ 170$ 197$ 198$ 213$ 249$ 248$ 316$ 239$ 291$ 219$ Capital expenditures / investments 85 37 42 77 86 106 114 154 158 139 128 99 Free cash flow 85$ 163$ 128$ 120$ 112$ 107$ 135$ 94$ 158$ 100$ 163$ 120$ The Cheesecake Factory Incorporated Reconciliation of Non-GAAP Financial Measures ($ in millions) Fiscal Year